UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2007

EMC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-9853	No. 04-2680009
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

176 South Street, Hopkinton, MA	01748
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of a Director

On August 9, 2007, Alfred M. Zeien resigned from the Board of Directors of EMC Corporation (“EMC” or the “Company”) and all Committees thereof, effective immediately, for health reasons. Mr. Zeien did not advise the Company of any disagreement on any matter relating to its operations, policies or practices.

On August 9, 2007, the Board of Directors of EMC appointed Michael W. Brown to the Audit Committee of the Board to fill the vacancy resulting from Mr. Zeien’s resignation.

A copy of the press release announcing the resignation of Mr. Zeien from the EMC Board of Directors is attached hereto as Exhibit 99.1.

(d)	Election of a Director

On August 9, 2007, the Board of Directors of EMC elected Edmund F. Kelly as a member of the Board, effective immediately, to fill the vacancy resulting from Mr. Zeien’s resignation. Mr. Kelly will not join any Committees of the Board at this time.

A copy of the press release announcing the election of Mr. Kelly to the EMC Board of Directors is attached hereto as Exhibit 99.2.

The information in the Exhibits attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1    Press release of EMC Corporation dated August 13, 2007

99.2    Press release of EMC Corporation dated August 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By: /s/ Paul T. Dacier

Paul T. Dacier

Executive Vice President and

General Counsel

Date: August 13, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of EMC Corporation dated August 13, 2007

99.2	Press Release of EMC Corporation dated August 13, 2007